UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 23, 2016

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On September 23, 2016, Domtar Corporation announced a plan to optimize fluff pulp manufacturing at its Plymouth mill. The streamlining measures will strengthen the mill’s position in the global fluff pulp markets.

The restructuring, which is expected to be completed by mid-2017, includes the permanent closure of the small pulp dryer and idling of related assets, in addition to a workforce reduction of approximately 100 positions. The streamlining process will also right-size the mill to an annualized production target of approximately 380,000 metric tons of fluff pulp. The Plymouth mill will continue to produce Lighthouse™ Fluff, the benchmark grade for high-quality fluff pulp.

The aggregate pre-tax earnings charge in connection with this plan is estimated to be between $5 million and $6 million mainly related to severance and employee benefits and is expected to be recognized in the third quarter of 2016.

Restructuring costs are based on management’s best estimates. Although the Company does not anticipate significant changes, actual costs may differ from these estimates.

A copy of the news release is being furnished as Exhibit 99.1 to this form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibits 99.1:	News release of Domtar Corporation, dated September 23, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President,
Corporate Law and Secretary

Date:	September 23, 2016